UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 25, 2007

NEUROMETRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50856	04-3308180
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

62 Fourth Avenue
Waltham, Massachusetts    02451

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 890-9989

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On June 21, 2007, and in connection with the previously-announced investigation by the U.S. Department of Justice (“DOJ”), NeuroMetrix, Inc. (“NeuroMetrix” or the “Company”) received a subpoena from the U.S. Attorney’s Office for the District of Massachusetts. We understand that the DOJ is investigating various aspects of the Company’s sales and marketing practices respecting the NC-stat System.  NeuroMetrix is cooperating with the DOJ investigation.  We cannot predict the ultimate outcome of the DOJ investigation.   We are unable to determine when this matter will be resolved, whether any additional areas of inquiry will be opened, or any outcome of this matter.  Any negative findings in this matter could result in fines, penalties, or program exclusions, which could have a material adverse effect on our financial condition, results of operations, and cash flows.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: June 25, 2007	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
Chairman, President and Chief Executive Officer